Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment”), dated as of July 30, 2020, is made by and between No Street Capital LLC, a Delaware limited liability company (the “Purchaser”), and LiveXLive Media, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchaser and the Company entered into a Securities Purchase Agreement, dated as of July 2, 2020 (the “Agreement”), whereby the Company agreed to issue to the Purchaser, and the Purchaser agreed to acquire from the Company, 8.5% Subordinated Secured Convertible Note due as of the 2 year anniversary of the Closing Date, in the aggregate original principal amount of $15,000,000 (the “Note”); and

WHEREAS, the Purchaser and the Company desire to amend certain terms of the Agreement and the Note as provided herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given such terms in the Agreement or the Note, as applicable.

2. Amendments to the Agreement.

(a) Section 2.1 of the Agreement is hereby amended by replacing the reference to “500,000” therein with “800,000.”

(b) Section 2.3(b)(ix) of the Agreement is hereby deleted in its entirety.

(c) The definition of the term “Note” is hereby amended and restated in its entirety as follows:

““Note” means the 8.5% Senior Secured Convertible Note due as of the 2 year anniversary of the Closing Date, subject to the terms therein, issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto.”

(d) The definition of the term “Required Minimum” is hereby amended and restated in its entirety as follows:

““Required Minimum” means 3,333,334 shares of Common Stock.

(e) Section 2.3(b)(x) of the Agreement is hereby amended and restated in its entirety as follows:

“(x) concurrently with the Closing, the Company shall use the net proceeds of the Purchase Price to repay in full the outstanding obligations to its Senior Lender and the agreements with the Senior Lender shall be terminated, with the Company delivering to Purchaser evidence of such payoff and termination as reasonably acceptable to Purchaser.”

(f) Section 5.21 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 5.21 Termination. This Agreement may be terminated by (a) Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before September 15, 2020, or (b) the Company, by written notice to Purchaser, if the Closing has not been consummated on or before September 15, 2020; provided, however, that in either case such termination will not affect the right of any party to sue for any breach of this Agreement by any other party.”

(g) The Purchaser agrees that the Company may enter into a senior lender loan arrangement with another senior lender (other than the Purchaser) satisfactory to the Purchaser in its sole discretion which arrangement shall be on terms equal to or better than such arrangement and the agreements with the Senior Lender. Unless Purchaser consents to a senior lender loan arrangement with another senior lender, all references in the Agreement to the Subordination Agreement shall be deemed deleted in their entirety.

(h) The Company represents and warrants (i) to Purchaser that the Company’s revenue for its quarter ended June 30, 2020 (the “First Quarter”) was at least $[***] million (and shall report the same with the SEC on or before August 14, 2020, subject to the applicable 5-calendar day extension), and (ii) that it intends to [***].

(i) Purchaser shall be deemed to be in possession of material non-public information regarding the transactions contemplated by the Company with the Target until 5:30am PST on [***], at which time the Company shall be required to disclose that the contemplated transaction with the Target is no longer being pursued, or if such information is no longer deemed material non-public information as confirmed in writing by the Company to the Purchaser on or prior to such date; provided that in the event that the Company does not make the disclosures set forth in this section 2(i), Purchaser is authorized to make any such disclosures deemed reasonably necessary by Purchaser to ensure that any such information is no longer deemed material non-public information and such disclosure by Purchaser shall not be a breach of any of Purchaser’s confidentiality obligations to the Company.

(j) Notwithstanding anything to the contrary in Section 5.1, in exchange for Purchaser’s execution of this Amendment, the Company agrees that all of Purchaser’s documented reasonable legal fees shall be paid by the Company and deducted from the proceeds of the Note.

3. Representations and Warranties. The Company represents and warrants to the Purchaser that:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection herewith, except as set forth in the Agreement as amended by this Amendment. This Amendment has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Representations and Warranties in Transaction Documents. The representations and warranties set forth in the Agreement shall, in each case, be true and correct in all respects with the same effect as made on the date of this Amendment (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in each case, except as set forth in the SEC Reports or in the updated Disclosure Schedules delivered by the Company to Purchaser concurrently with the execution of this Amendment.

4. Transaction Documents. This Amendment is a Transaction Document. In addition, all references in the Transaction Documents to the Note shall be deemed to mean the amended Note filed simultaneously herewith. This Amendment, together with the Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

5. No Modification. Except as expressly set forth in Section 2 of this Amendment, nothing contained in this Amendment shall be deemed or construed to, and does not, amend, supplement or modify the Agreement or otherwise affect the rights, remedies and/or obligations of any party thereto, all of which remain in full force and effect.

6. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns.

7. Governing Law. Sections 5.8 and 5.10 of the Agreement is incorporated herein by reference and made part hereof.

8. Announcement. The Company shall have filed a Form 8-K announcing the terms of this Amendment and filing this Amendment as an exhibit thereto on or before 5:30 p.m. (local time in New York, New York) on the fourth Business Day after the date of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LiveXLive Media, Inc.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	CEO

No Street Capital LLC

By:	/s/ Jeff Osher
Name:	Jeff Osher
Title:	Managing Member

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